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                                                                   EXHIBIT 10.28


                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated as of November 20, 2002, between BancWest Corporation, a Delaware corporation ("SELLER"), and BNP Paribas, a French societe anonyme ("BUYER").

      WHEREAS, Seller owns all 3,276,535 issued and outstanding shares of Common Stock, par value $5.00 per share (the "SHARES"), of Bank of the West, a Californian banking corporation, (the "BANK"); and

      WHEREAS, on March 15, 2002, the Seller acquired all of the 10,864,198 outstanding common shares of United California Bank; and

      WHEREAS, on April 1, United California Bank merged with and into the Bank, and as a result of such merger, Seller received in exchange for its shares of United California Bank, 1,456,238 shares of common shares of the Bank, including the shares represented by the share certificate number 31 issued by the Bank on November 20, 2002, representing 485,413 common shares of the Bank with an aggregate fair market value and U.S. Federal income tax basis of $800 million (the "MINORITY SHARES");

      WHEREAS, Buyer desires to purchase the Minority Shares from Seller upon the terms and conditions hereinafter set forth; and

      WHEREAS, Buyer and Seller have entered into a Stockholders' Agreement of even date herewith (the "STOCKHOLDERS' AGREEMENT") concerning the Minority Shares;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

      1. Sale of Minority Shares. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer and assign the Minority Shares to Buyer, and Buyer shall purchase the Minority Shares from Seller for an aggregate purchase price of $800,000,000 (the "PURCHASE PRICE"). Closing of the transactions contemplated hereby shall occur on November 22, 2002 or such other date as the parties may mutually agree (the "PURCHASE DATE"). On the Purchase Date, (i) Seller shall deliver to Buyer Bank share certificate number 31 for the Minority Shares duly endorsed to Buyer, or accompanied by a stock power duly endorsed to Buyer, and (ii) Buyer shall deliver $800,000,000 to Seller by interbank transfer in immediately available funds to an account designated by Seller.

      2. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

            (a) Due Authorization; Enforceable Obligation. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action on the part of Seller, has been duly executed and


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                  delivered by Seller and constitutes the valid and binding
                  obligation of Seller enforceable against Seller in accordance with its terms.

            (b) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Certificate of Incorporation or By-Laws of Seller or any judgment, decree or order of any court or administrative body applicable to it or any agreement or other instrument or law applicable to it.

            (c) Title. Except as provided in this Agreement, (i) Seller is the record and beneficial owner of the Minority Shares with sole power to vote and to dispose of the Minority Shares and (ii) the Minority Shares are owned by Seller free and clear of all security interests, liens, claims, encumbrances, charges, restrictions on transfer, proxies and voting and other agreements.

            (d) Delivery. Seller has, and upon consummation of the transactions contemplated hereby Buyer will acquire, good and marketable title to the Minority Shares, free and clear of all security interests, liens, claims, encumbrances, charges, restrictions on transfer, proxies and voting and other agreements.

      3. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that (i) this Agreement has been duly authorized by all necessary corporate action on the part of Buyer, (ii) this Agreement has been duly executed and delivered by Buyer and (iii) this Agreement constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

      4.    Miscellaneous

            (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (b) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any rights hereunder shall be assigned by Buyer without the prior written consent of the Seller.

            (c) Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, notwithstanding any provision of any such documents to the contrary. This Agreement may not be modified, amended, altered or supplemented except upon execution and delivery of a written agreement executed by the Buyer and Seller.

            (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have


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                  been duly received if so given) by delivery in person or by cable, telegram or telex to the respective parties as follows:

                  If to Seller:

                  BancWest Corporation
                  999 Bishop Street
                  Honolulu, HI 96813
                  Telecopy: (808) 529-6088
                  Attention: General Counsel & Secretary


                  If to Buyer:


                  BNP Paribas
                  3 rue d'Antin
                  75009 Paris, FRANCE
                  Telecopy: + 33 1 40 14 93 96
                  Attention: M. Philippe Bordenave

                  or to such other address as any party may have furnished to the other in writing in accordance herewith.

            (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            (g) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

            (h) Further Assurances. Seller shall, upon the reasonable request by Buyer, execute and deliver any additional documents necessary or desirable to complete the sale, conveyance, transfer and assignment of the Minority Shares.

            (i) Survival. The warranties, representations, covenants and agreements made pursuant to this Agreement shall survive and continue irrespective of any investigation made by or on behalf of any party.

            (j) Specific Performance. Seller acknowledges that performance of its obligations hereunder will confer a unique benefit on Buyer and, accordingly, that a failure of performance by Seller is not compassable by money damages. Buyer shall therefore be entitled, without prejudice to the rights and remedies otherwise available to it, to specific performance of all obligations of Seller hereunder.

                  *                    *                    *


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              BNP Paribas SA


                                              By     /s/ PIERRE MARIANI
                                                  ------------------------------
                                              Name   Pierre Mariani
                                              Title: Executive Vice President


                                              BancWest Corporation


                                              By     /s/ WALTER A DODS, JR.
                                                  ------------------------------
                                              Name   Walter A. Dods, Jr.
                                              Title: Chairman & CEO


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